Exhibit 10.75

LSF6 MID-SERVICER HOLDINGS

LONG TERM INCENTIVE PLAN

AWARD AGREEMENT

This AWARD AGREEMENT (this “Agreement”) is made as of April 1, 2019, by and between LSF6 Mid-Servicer Holdings, LLC, a Delaware limited liability company (the “Company”), and Ann Thorn (“Participant”).

WHEREAS, the Company maintains the LSF6 Mid-Servicer Holdings, LLC 2016 Long Term Incentive Plan (the “Plan”);

WHEREAS, pursuant to the Plan, the Administrator has determined that Participant is eligible to participate in the Plan; and

WHEREAS, pursuant to the Plan, the Administrator has approved the grant to Participant of an award of Pool Units pursuant to the Plan, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.

Incorporation of Plan. Participant hereby acknowledges that Participant has been provided with a copy of the Plan. The terms and conditions of the Plan, as the same may be amended from time to time, are hereby incorporated by reference into this Agreement. Should there be any conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall govern. The interpretation and construction by the Administrator of the Plan, this Agreement, the Award and such rules and regulations as may be adopted by the Administrator for the purpose of administering the Plan shall be final and binding upon Participant. Unless specifically defined herein, each capitalized term used herein shall have the meaning ascribed to such term in the Plan, provided, however, that if Participant has executed an employment agreement with the Company or any Subsidiary, then, the terms “Cause” and “Good Reason” shall have the meanings given to them in such employment agreement.

2.

Grant of Award; Certain Terms and Conditions. Effective as of the date first set forth above (the “Grant Date”), the Company hereby grants to Participant, and Participant hereby accepts, an award of 50,000 Pool Units (the “Pool Units”), which Pool Units shall be subject to all of the terms and conditions set forth in the Plan and this Agreement (the “Award”).

3.	Vesting, Forfeiture and Settlement of Pool Units.

(a)

Vesting. Subject to his or her continuous employment by the Company or a Subsidiary through such date, Participant shall vest in 100% of the Pool Units granted hereunder on the date of a Monetization Event that results in amounts being credited to the Incentive Pool.

(b)

Forfeiture of Pool Units. Participant shall immediately forfeit all Pool Units (whether then vested or unvested) on the earliest to occur of: (i) the date of Participant’s termination of employment with the Company and its Subsidiaries for Cause; (ii) the third anniversary of the Grant Date (or, if later, Participant’s termination of employment for any reason) in the event that any Pool Units remain outstanding and/or Participant remains entitled to any payment in respect of any Pool Units granted hereunder on the third anniversary of the Grant Date (or such later termination of employment); or (iii) the fourth anniversary of the Grant Date in the event that the Settlement Payment (as defined below) is made to Participant. Participant shall immediately forfeit all unvested Pool Units upon the earlier to occur of: (x) the date that is six months following Participant’s termination of employment by the Company or a Subsidiary due to Participant’s death (as determined by the Administrator); or (y) the date on which Participant experiences any other termination of employment with the Company and its Subsidiaries. Notwithstanding any forfeiture of Pool Units as described in this Section 3(b), Participant shall remain entitled to all payments (if any) due to Participant under the Plan and this Agreement in connection with any Monetization Event occurring on or prior to the date of such forfeiture of the Pool Units.

(c)	Payment.

i.

In the event that a Monetization Event occurs that results in amounts being credited to the Incentive Pool, Participant shall be entitled to payment in respect of his or her then outstanding Pool Units in accordance with the terms and conditions of this Agreement and Section 5 of the Plan.

ii.

In the event that the Pool Units remain outstanding and no Monetization Event has occurred on or prior to the fourth anniversary of the Grant Date, Participant shall be entitled to elect to receive a lump-sum cash payment of $1,000,000, less applicable taxes and withholdings (the “Settlement Payment”). If properly elected, the Settlement Payment shall be made within sixty (60) days following the fourth anniversary of the Grant Date and shall be in full satisfaction of all obligations of the Company and its affiliates to Participant under the Plan and this Agreement. Following the receipt of the Settlement Payment, Participant shall be entitled to no further payments or amounts hereunder. To elect to receive the Settlement Payment, Participant must provide written notice to the Company of such election on or prior to the date that is sixty (60) days prior to the fourth anniversary of the Grant Date (the “Cutoff Date”). If no election has been received by the Company by the Cutoff Date, Participant shall have no right to receive the Settlement Payment and this Agreement shall otherwise continue in effect in accordance with its terms.

4.	Binding Arbitration.

(a)

Generally. Participant and the Company agree that any controversy or claim arising out of or relating to this Agreement, the employment relationship between Participant and the Company or any of its Subsidiaries, or the termination thereof, including the arbitrability of any controversy or claim, which cannot be settled by mutual agreement will be finally settled by binding arbitration in accordance with the Expedited Arbitration Procedures of Judicial Arbitration & Mediation Service, Inc. (“JAMS”), as set forth in Section 16.1 et seq. of the JAMS rules, or any successor provision thereto, as follows: Any party aggrieved will deliver a notice to the other party setting forth the specific points in dispute. Any points remaining in dispute twenty (20) days after the giving of such notice may, upon ten (10) days’ notice to the other party, be submitted to JAMS arbitration conducted before a single neutral arbitrator in Dallas, Texas. The arbitrator shall be appointed by agreement of the parties hereto or, if no agreement can be reached, by JAMS. The arbitrator may enter a default decision against any party who fails to participate in the arbitration proceedings. Notwithstanding the foregoing, a party who seeks equitable relief, including injunctive relief, shall not be obligated to utilize the arbitration proceedings required hereunder and instead may seek such relief in any state or federal court sitting in Dallas, Texas.

(b)

Binding Effect. The decision of the arbitrator on the points in dispute will be final, unappealable and binding, and judgment on the award may be entered in any court having jurisdiction thereof. The arbitrator shall only be authorized to interpret the provisions of this Agreement, and shall not amend, change or add to any such provisions. The parties agree that this provision has been adopted by the parties to rapidly and inexpensively resolve any disputes between them and that this provision will be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than post-arbitration actions seeking to enforce an arbitration award. In the event that any court determines that this arbitration procedure is not binding, or otherwise allows any litigation regarding a dispute, claim, or controversy covered by this Agreement to proceed, the parties hereto hereby waive any and all right to a trial by jury in or with respect to such litigation.

(c)

Fees and Expenses. Except as otherwise provided in this Agreement, the Plan or by applicable law, the arbitrator will be authorized to apportion its fees and expenses as the arbitrator deems appropriate and the arbitrator will be authorized to award the prevailing party its fees and expenses (including attorneys’ fees). In the absence of any such apportionment or award, each party will bear the fees and expenses of its own attorney.

(d)

Confidentiality. The parties and the arbitrator will keep confidential, and will not disclose to any person, except the parties’ advisors and legal representatives, or as may be required by law, the existence of any controversy under this Section 4, the referral of any such controversy to arbitration or the status or resolution thereof.

(e)

Waiver. Participant acknowledges that arbitration pursuant to this Agreement includes all controversies or claims of any kind (e.g., whether in contract or in tort, statutory or common law, legal or equitable) now existing or hereafter arising under any federal, state, local or foreign law, including, but not limited to, the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Americans With Disabilities Act and all similar federal, state and local laws, and Participant hereby waives all rights thereunder to have a judicial tribunal and/or a jury determine such claims.

(f)

Acknowledgment. Participant acknowledges that before agreeing to participate in this Agreement, Participant has had the opportunity to consult with any attorney or other advisor of Participant’s choice, and that this provision constitutes advice from the Company to do so if Participant chooses. Participant further acknowledges that Participant has agreed to participate in this Agreement of Participant’s own free will, and that no promises or representations have been made to Participant by any person to induce Participant to participate in this Agreement other than the express terms set forth herein. Participant further acknowledges that Participant has read this Agreement and understands all of its terms, including the waiver of rights set forth in this Section 4.

5.

No Guarantee of Employment. Nothing in this Agreement or the Plan shall confer upon Participant any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time and for any reason.

6.

No Joint Venture. This Agreement and the Plan shall not be considered to create a joint venture between Participant and the Company or to provide Participant with any ownership interest in the Company or any right or interest with respect to the earnings and profits or assets of the Company except for payments payable pursuant to this Agreement and the Plan.

7.

Pool Unit Not Salary. Neither the grant of Pool Units nor any payment to be made with respect thereto shall be deemed salary or other compensation to Participant for the purpose of computing other benefits to which Participant may be entitled under any severance arrangement, retirement plan, employment agreement or other similar compensation arrangement that the Company may now or hereafter have or adopt.

8.

Amendment and Cancellation. The Administrator may amend the terms of this Agreement or the Plan, but no such amendment shall adversely affect in any material way a Participant’s rights under this Agreement or the Plan without the prior written consent of Participant. The Administrator may, with a Participant’s written consent, cancel this Agreement in exchange for a new award under the Plan.

9.

Withholding Taxes. The Company or an Affiliate shall have the right to require Participant to remit to the Company or such Affiliate, or to withhold from other amounts payable to Participant, as compensation or otherwise, any amount required to satisfy all federal, state and local income and employment tax withholding requirements.

10.

Notices. All notices and other communications under this Agreement and the Plan shall be in writing (including electronically) and shall be given in person or by either personal delivery, personal email with return receipt requested, facsimile with confirmation of receipt, overnight delivery, or first class mail, certified or registered with return receipt requested, with postal or delivery charges prepaid, and shall be deemed to have been duly given when delivered personally, emailed, or three days after mailing first class, certified or registered with return receipt requested.

11.	Entire Agreement. This Agreement and the Plan supersede any and all other agreements either oral or written, between the parties hereto with respect to the subject matter hereof.

12.

Severability and Waiver. If any provision contained in this Agreement shall be held to be invalid, illegal or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically by the parties as a part hereof a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable, and the parties hereby agree to such provision. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

13.

Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) Participant and Participant’s executors, administrators, personal representatives and heirs, and (ii) the Company, its successors and assigns.

14.

Headings and Interpretation. Headings are for convenience only and are not deemed to be part of this Agreement. Unless otherwise indicated, any reference to a Section herein is a reference to a Section of this Agreement.

15.

No Guarantee of Tax Consequences. No person connected with this Agreement in any capacity, including, but not limited to, the Company or Affiliate and their respective members, partners, directors, officers, agents and employees, makes any representation, commitment or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to any award granted to or for the benefit of Participant or that such tax treatment will apply to or be available to Participant. Participant should consult with Participant’s own tax advisor to determine the tax consequences to Participant that are associated with participating in the Agreement.

16.

Participant Acknowledgments. Participant acknowledges by accepting this Agreement and the Award that Participant has reviewed this Agreement and the Plan and agrees to be bound by the terms and provisions hereof and thereof. Participant further acknowledges that Participant has been advised to consult with Participant’s own attorney, financial advisor and tax advisor concerning the legal, financial and tax matters associated with participating in this Agreement and the Plan.

17.	Governing Law. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Texas.

18.

Assignment. This Agreement is not assignable by any Participant without the prior written consent of the Company, and any attempted assignment without such consent shall be void ab initio. No right or interest of Participant under this Agreement and/or the Plan may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such right or interest shall be liable for or subject to any debt, obligation or liability of Participant. The Company shall be permitted to assign the Plan and this Agreement to any member of the Company Group or to another Affiliate. Notwithstanding anything herein to the contrary, this Agreement and the obligations hereunder shall be the sole liability of the Company and no other member of the Company Group or any Affiliate shall have any liability to Participant as a result of this Agreement, unless and until any assignment thereof is effectuated pursuant to the immediately preceding sentence of this Section 18, and, upon any such assignment, the Company shall be automatically and totally released from any and all of its obligations hereunder and under the Plan.

19.

No Funding. The Plan and this Agreement constitute a mere promise by the Company to make payments in accordance with the terms hereof, and the Participant shall have the status of a general unsecured creditor of the Company. The Plan and this Agreement are unfunded, and nothing herein will be construed to set aside any assets of the Company or to give the Participant any rights to any specific assets of the Company.

20.

Compliance With Code Section 409A. The compensation payable to or with respect to any Participant pursuant to this Agreement is intended to be compensation that is not subject to the tax imposed by Internal Revenue Code Section 409A, and this Agreement shall be administered and construed to the fullest extent possible to reflect and implement such intent.

[signature page follows]

IN WITNESS WHEREOF, each of the Company and Participant has executed this Agreement as of the day and year first above written.

LSF6 MID-SERVICER HOLDINGS, LLC

By:	/s/ Sean Harding
Name:	Sean Harding
Title:	Chief Human Resource Officer

PARTICIPANT:

/s/ Ann Thorn
Ann Thorn